Exhibit 99.4

GMAC Commercial

Mortgage Corporation

Report on Compliance with Minimum

Master Servicing Standards

December 31, 2004

PricewaterhouseCoopers LLP
PricewaterhouseCoopers Center 300 Madison Avenue New York NY10017 Telephone (646) 471 3000 Facsimile (813) 286 6000

Report of Independent Accountants

To the Board of Directors and Shareholder of
GMAC Commercial Mortgage Corporation:

We have examined management’s assertion, dated February 14, 2005, about GMAC Commercial Mortgage Corporation’s (the “Company’s”) compliance with its established minimum master servicing policy (“Master Servicing Policy”), which management derived from the Mortgage Bankers Association of America’s Uniform Single Attestation Program for Mortgage Bankers (USAP), as of and for the year ended December 31, 2004 included in the accompanying management assertion (see Exhibit I). Management is responsible for the Company’s compliance with the Master Servicing Policy. Our responsibility is to express an opinion on management’s assertion about the Company’s compliance based on our examination.

Our examination was made in accordance with the standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the Master Servicing Policy and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination of the Company’s compliance with the Master Servicing Policy.

In our opinion, management’s assertion that, except for instances of noncompliance, the Company complied with the aforementioned Master Servicing Policy as of and for the year ended December 31, 2004 is fairly stated, in all material respects.

/s/ PricewaterhouseCoopers LLP

February 14, 2005

Exhibit I

Management’s Assertion Concerning Compliance
With Minimum Master Servicing Standards

February 14, 2005

As of and for the year ended December 31, 2004, for the master servicing transactions included in Exhibit II, GMAC Commercial Mortgage Corporation has complied, in all material respects, with the applicable minimum master servicing standards set forth in the company’s Master Servicing Policy (attached in Exhibit III), which were derived from the Mortgage Bankers Association of America’s Uniform Single Attestation Program for Mortgage Bankers, except with respect to the requirement to timely prepare bank reconciliations for custodial bank accounts and timely clear reconciling items, for which the company was not in compliance during the year.

As of December 31, 2004, the company was covered by various General Motors Corporation insurance policies providing $300 million of fidelity bond insurance and $100 million of errors and omissions insurance.

/s/ Robert D. Feller
Robert D. Feller
Chief Executive Officer

/s/ Michael I. Lipson
Michael I. Lipson
Executive Vice President, Global Servicing

/s/ Wayne D. Hoch
Wayne D. Hoch
Executive Vice President and Chief Financial Officer

Exhibit II

GMAC COMMERCIAL MORTGAGE CORPORATION
TRANSACTIONS ASSOCIATED WITH MASTER SERVICING
RESPONSIBILITIES

277 PARK AVE FINANCE CORP

ACMF I SERIES 1997-C1

AETNA, SERIES 1995-C5

AMC DEPOSITOR, SERIES 1999-1

ASC, SERIES 1996-D3

ASC, SERIES 1997-D4

ASW, SERIES 1993-2

ATHERTON - PAINE WEBBER WHSE

ATHERTON, SERIES 1997-1

ATHERTON, SERIES 1998-A

ATHERTON, SERIES 1999-A

BACM, SERIES 2001-C1

BANK OF AMERICA 2002-X1

BKB, SERIES 1997-C1

Cal West Trust II

CALSTRS, SERIES 2002-C6

CAPCO, SERIES 1998-D7

CAPITAL TRUST RE CDO 2004-1

CBM, SERIES 1996-1

CDC, SERIES 2002-FX1

CG, Series 2004-FL1

CHASE, SERIES 1996-1

CHASE, SERIES 1996-2

CHASE, SERIES 1997-1

CHASE, SERIES 1997-2

CHASE, SERIES 1998-2

CHASE, SERIES 2000-FL1

CHASE, SERIES 2001-FL1

CHASE-FIRST UNION, 1999-1

CITIBANK, SERIES 1994-C2

CITICORP LEASE TRUST, SERIES 1999-1

COLUMBIA CTR TRUST, 2000-CCT

COLUMN, SERIES 2002-CCL1

COMM, SERIES 2001-FL5

COMM, SERIES 2001-J2

COMM, SERIES 2003-LNB1

COMM, Series 2004-LNB2

COMM, Series 2004-LNB4

CSFB, SERIES 1995-M1

CSFB, SERIES 1997-PS1

CSFB, SERIES 1998-PS2

CSFB, SERIES 1999-PS3

CSFB, SERIES 2000-C1

CSFB, SERIES 2000-PS4

CSFB, SERIES 2001-CF2

CSFB, SERIES 2001-SPG1

DAIWA, SERIES 1993-1

DENVER PUBLIC SCHOOLS RET.

DEUTSCHE BANC MORTGAGE (184)

DLJ, SERIES 1996-CF1

DLJ, SERIES 1997-CF1

DLJ-FB, SERIES 1994-MF1

ED I

ED II

EMAC, SERIES 1998-1

EMAC, SERIES 1999-1

EMAC, SERIES 2000-1

FIRST BOSTON, SERIES 1995-MF1

FMAC, SERIES 1991-A

FMAC, SERIES 1993-B

FMAC, SERIES 1994-A

FMAC, SERIES 1995-B

FMAC, SERIES 1996-B

FMAC, SERIES 1997-A

FMAC, SERIES 1997-B

FMAC, SERIES 1997-C

FMAC, SERIES 1998-A

FMAC, SERIES 1998-B

FMAC, SERIES 1998-C

FMAC, SERIES 1998-D

FMAC, SERIES 2000-A

FMHA

FNMA, SERIES 1998-M1

FOREST CITY, SERIES 1994-1

FREEHOLD RACEWAY MALL 2001-FRM

G3 STRATEGIC INV. LP 2002 WL1

GAFCO FRANCHISE 1998-1

GFCM 2003-1

GGP MALL PROP TR, SERIES 2001-GGP1

GIA SERIES 2001-A

GMACCM 2003-C2

GMACCM CANADA, SERIES 2002-FL1

GMACCM HF1, SERIES 1999-1

GMACCM HF1, SERIES 1999-2

GMACCM Seniors 2003-A

GMACCM, SERIES 1996-C1

GMACCM, SERIES 1996-C2

GMACCM, SERIES 1997-C1

GMACCM, SERIES 1997-C2

GMACCM, SERIES 1998-C1

GMACCM, SERIES 1998-C2

GMACCM, SERIES 1999-C1

GMACCM, SERIES 1999-C2

GMACCM, SERIES 1999-C3

GMACCM, SERIES 1999-CTL1

GMACCM, SERIES 2000-C1

GMACCM, SERIES 2000-C2

GMACCM, SERIES 2000-C3

GMACCM, SERIES 2000-FL1

GMACCM, SERIES 2000-FLA

GMACCM, SERIES 2000-FLB

GMACCM, SERIES 2000-FLE

GMACCM, SERIES 2000-FLF

GMACCM, SERIES 2001-A

GMACCM, SERIES 2001-C1

GMACCM, SERIES 2001-C2

GMACCM, SERIES 2001-FL1

GMACCM, SERIES 2001-FLA

GMACCM, SERIES 2002-C1

GMACCM, SERIES 2002-C2

GMACCM, SERIES 2002-C3

GMACCM, SERIES 2002-FL1

GMACCM, SERIES 2002-LT

GMACCM, SERIES 2003 DOUBLE EAGLE

GMACCM, SERIES 2003-C1

GMACCM, Series 2003-C3

GMACCM, Series 2003-FL1

GMACCM, SERIES 2003-FLA

GMACCM, SERIES 2003-FL-SNF

GMACCM, Series 2003-PMSRLP

GMACCM, Series 2004-C1

GMACCM, SERIES 2004-C2

GMACCM, Series 2004-C3

G-MAX 2002 FL-A

G-MAX 2002-FX-1

GSMCII, Series 2003-C1

GSMSC II, SERIES 1997-GLI

GSMSC II, SERIES 1998-C1

GSMSC II, SERIES 1998-GLII

GSMSC II, SERIES 1999-C1

GSMSC II, SERIES 2001-1285

GSMSC II, SERIES 2001-GL3

GSMSC II, SERIES 2001-ROCK

GSMSC II, SERIES 2002-GSFL V

HUD

IPS, SERIES 2003-1

ISTAR, SERIES 2002-1

ISTAR, SERIES 2003-1

JPMC 2002-C3

JPMC, SERIES 2001-A

JPMC, SERIES 2001-CIBC1

JPMC, Series 2004-C1

JPMC, SERIES 2004-C2

JPMC, Series 2004-CIBC10

JPMC, Series 2004-CIBC8

JPMC, SERIES 2004-CIBC9

JPMC, SERIES 2004-LN2

KS MORTGAGE CAP, SERIES 1995-1

LAKEWOOD MALL

LEHMAN, SERIES 1992-1

LEHMAN, SERIES 1992-2

LEHMAN, SERIES 1994-C2

LEHMAN, SERIES 1995-C2

LEHMAN, SERIES 1996-1

LEHMAN, SERIES 1996-C2

LEHMAN, SERIES 1998-C1

LEHMAN, SERIES 2003-C4

LIBRARY TOWER, SERIES 1998-1

LLL, SERIES 1997-LL1

LONG LANE MASTER TRUST IV

LTC, SERIES 1996-1

LTC, SERIES 1998-1

MALL OF AMERICA, SERIES 2000-1

MCF, SERIES 1993-C1-C2

MCF, SERIES 1995-MC1

MCF, SERIES 1996-MC1

MCF, SERIES 1996-MC2

MCF, SERIES 1998-MC1

MCF, SERIES 1998-MC3

MERRILL, SERIES 1995-C1

MERRILL, SERIES 1995-C2

MERRILL, SERIES 1995-C3

MERRILL, SERIES 1996-C1

MERRILL, SERIES 1997-C1

MERRILL, SERIES 1998-C1-CTL

MERRILL, SERIES 1999-C2

MERRILL, SERIES 2000-C3

MERRILL, SERIES 2000-C4

MERRILL, SERIES 2001-C5

MERRILL, SERIES 2001-LBC

MERRILL, SERIES 2002-BC2P

MERRILL, SERIES 2002-C7

MERRILL, SERIES 2002-C8

MERRILL, SERIES 2003-C10

MERRILL, SERIES 2003-C11

ML, SERIES 2003-C9

MORGAN, SERIES 1996-C1

MORGAN, SERIES 1997-C1

MORGAN, SERIES 1997-XL I

MORGAN, SERIES 1998-CF1

MORGAN, SERIES 1998-HF1

MORGAN, SERIES 1998-HF2

MORGAN, SERIES 1999-RM1

MORGAN, SERIES 2002-HQ

MSCI 2004-HQ4

MSDW 2003-IQ4

MSDW CAPTIAL I TRUST 2002-IQ3

MSDW, SERIES 1997-HF1

MSDW, SERIES 1999-FNV1

MSDW, SERIES 2001-IQ

MSDW, SERIES 2001-PPM

MSDW, SERIES 2002-WM

MSDW, Series 2003-IQ5

NATIONS LINK, SERIES 1996-1

NB, SERIES-DMC

NEW ENDLAND MUTUAL LIFE, SERIES 1993-1

NOMURA MEGADEAL, SERIES 1995-MD IV

NOMURA MEGADEAL, SERIES 1996-MD V

NOMURA, SERIES 1993-1

NOMURA, SERIES 1994-MD1

NOMURA, SERIES 1996 MD VI

NOMURA, SERIES 1998-D6

NOMURA, SERIES 1998-STI

OREGAN, SERIES 1995-1

PAINE WEBBER, SERIES 1996-M1

REAL-T, Series 2004-1

SALOMON, SERIES 1999-C1

SALOMON, SERIES 2000-C1

SASCO, SERIES 1995-C4

SC FUNDING, SERIES 1993-1

SDG MACERICH PROPERTIES LP CMO

SL COMMERCIAL, SERIES 1997-C1

SOLAR TRUST, SERIES 2001-1

SOLAR TRUST, SERIES 2002-1

Solar Trust, Series 2003-CC1

STRUCTURED MTG, SERIES 1994-M1

U-HAUL, SERIES 1993-1

Exhibit III

GMAC COMMERCIAL MORTGAGE CORPORATION

MINIMUM MASTER SERVICING POLICY

I.                 CUSTODIAL BANK ACCOUNTS

1.               Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

•                  be mathematically accurate;

•                  be prepared within forty-five (45) calendar days after the cutoff date, but in any event in accordance with the applicable servicing agreements;

•                  be reviewed and approved by someone other than the person who prepared the reconciliation; and

•                  evidence explanations for reconciling items which shall be resolved within ninety (90) calendar days of identification.

2.               Funds of the servicing entity shall be advanced as specified in the applicable servicing agreements in cases where there is potential for an overdraft in an investor’s account or a request letter has been received from a subservicer for a servicing advance stipulated by the subservicing agreement.

3.               All cash for each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor or in an investment account in accordance with the applicable servicing agreement requirements.

II.             MORTGAGE PAYMENTS

1.               Mortgage payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two business days of receipt from the subservicer.

2.               Mortgage payments made in accordance with the mortgagor’s loan documents shall be posted to the applicable mortgagor records within two business days of receipt from the subservicer.

III.         DISBURSEMENTS

1.             Remittances made via wire transfer on behalf of a mortgagor or investor shall be made only by authorized personnel.

2.               Amounts remitted to investors per the servicer’s investor reports shall agree with cancelled checks, or other form of payment, or custodial bank statements.

IV.        INVESTOR ACCOUNTING AND REPORTING

1.             Monthly investor reports shall be sent in a timely manner listing loan level detail of payments and balances, and all other data required by the servicing agreements.

V.            INSURANCE POLICIES

1.             A fidelity bond and errors and omissions policy shall be in effect on the servicing entity in the amount of coverage represented to investors in management’s assertion.

VI.        MONITORING OF SUBSERVICER COMPLIANCE

1.               Within 120 days of a subservicer’s year-end, the subservicer’s management assertions about compliance with minimum servicing standards, which were derived form the Mortgage Bankers Association of America’s Uniform Single Attestation Program for Mortgage Bankers, and the Independent Auditors Report on management’s assertions shall be reviewed, and if material exceptions are found, appropriate corrective action will be taken.

2.               An annual certification from each subservicer stating that the subservicer is in compliance with its subservicer agreement shall be obtained by April 30th for the previous calendar year.